                                                                  EXHIBIT 10.24c

                          SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE ("Second Amendment") is made as of June 1, 2004 by and between Sorrento Montana, LP., a California Limited Partnership ("Landlord") and Integra NeuroSciences CA Corporation, a Delaware Corporation ("Tenant"), with reference to the following facts and circumstances:

            A. Landlord and Camino NeuroCare, Inc. entered into a Sublease dated July 1, 2001 ("Sublease") for approximately 16,205 square feet of premises commonly known as Suites #706 through #714 and Suite #716, 5965 Pacific Center Boulevard, San Diego, California 92121 ("Premises").

            B. Landlord and Tenant subsequently amended and supplemented the Sublease through First Amendment to Sublease dated July 1, 2003 which in part substituted Integra Neurosciences CA Corporation for Camino NeuroCare, Inc. as Tenant and extended the term of the Sublease two additional years through June 30, 2005.

Landlord and Tenant desire to modify, amend and supplement the Sublease through this Second Amendment as follows:

            1. Paragraph 1.4 ("PREMISES") is hereby amended to add the approximately 1,180 square foot Suite #717, 5965 Pacific Center Boulevard, San Diego, California 92121 to Tenant's Premises in an "as is" condition effective June 1, 2004 resulting in Premises of approximately 17,385 square feet.

            2. Paragraph 1.8 ("INITIAL SECURITY DEPOSIT") is hereby amended to provide for Tenant's Security Deposit to be Increased by One Thousand One Hundred Twenty-One and No/100 Dollars ($1,121.00), resulting in a Security Deposit of Sixteen Thousand Five Hundred Fifteen and 75/100 Dollars ($16,515.75).

            3. Paragraph 1.9.1 ("BASE RENT") is amended to provide for payment by Tenant of Base Rent of Sixteen Thousand Five Hundred Fifteen and 75/100 Dollars ($16,515.75) per month effective June 1, 2004.

            4. Paragraph 17.0 ("OPTION TO RETURN PREMISES") is hereby deleted in its entirety.

                        Except as specifically provided in this Second Amendment, all of the terms, conditions and definitions set forth in the Sublease shall remain unchanged and in full force and effect. In the event of any conflict between this Second Amendment and the Sublease, the terms of this Second Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment To Sublease effective the day and year first written above:

LANDLORD:                                                TENANT:

SORRENTO MONTANA, L.P.                           INTEGRA NEUROSCIENCES CA
                                                 CORPORATION
                                                 A Delaware Corporation

A California Limited Partnership
By:  Sorrento Commercial Properties, Inc.        By: /s/ Stuart M. Essig
A California Corporation doing business as       -----------------------
Sorrento Management Company                      Title: President and CEO

                                                 Date: 5/11/04
By: /s/ Roger W. Hillbrook
    -------------------------------
    Roger W. Hillbrook
    Vice President/Corporate Broker

Date: 5/12/04

                                     Page 2